UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2024

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

135 West, 41st Street, 5th Floor

New York, NY 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 828-8258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 20, 2024, Intelligent Bio Solutions Inc. (the “Company”) released a video explaining the initial results from its Pharmacokinetic (PK) study required for an FDA 510(k) submission.

This video is available for viewing on the Company’s website at www.ibs.inc and going to the news and media section or by using the links below.

https://ibs.inc/2024/11/20/inbs-pk-study-results/

Item 8.01	Other Events.

As a result of the sale of shares of common stock by the Company pursuant to the previously disclosed At The Market Offering Agreement, dated September 18, 2024 (the “ATM Agreement”), between the Company and Ladenburg Thalmann & Co. Inc. (“Ladenburg”), the Company has raised approximately $250,802 (net of commissions of approximately $7,756 paid to Ladenburg) as of November 19, 2024. Of this amount, the Company raised approximately $34,511 (net of commissions of approximately $1,067 paid to Ladenburg) through the sale and issuance of 17,167 shares of common stock between September 18, 2024, through September 30, 2024; and raised approximately $216,291 (net of commissions of approximately $6,689 paid to Ladenburg) through the sale and issuance of 137,115 shares of Company common stock between October 1, 2024, through November 19, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2024
INTELLIGENT BIO SOLUTIONS INC.

	By:	/s/ Spiro Sakiris
	Name:	Spiro Sakiris
	Title:	Chief Financial Officer